Exhibit  23.02


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (Nos. 33-79794, 33-90734, 33-65333, 333-01595) and in the Registration Statement on Form S-8 (No. 33-89144) of Excalibur Technologies Corporation of our report dated April 15, 1994, relating to the financial statements of ConQuest Software, Inc. as of and for the year ended December 31, 1993, which appears on page F-2 in this Form 10-K of Excalibur Technologies Corporation.



PRICE WATERHOUSE LLP

Washington, D.C.
April 26, 1996